Exhibit 10.12

AGREEMENT

This Agreement is made as of this 4th day of May, 2009 by and between the Parties listed below:

The Parties

SOVEREIGN BANK, having an office at 619 Alexander Road, Princeton, New Jersey 08540 (“Lender”);

YOMAH, INC., a New Jersey corporation, having an address of 207 Carey Street, Lakewood, New Jersey 08701 (“Borrower”);

SHEILA ROTTENBERG, AHARON ROTTENBERG (collectively, the “Individual Guarantors”), and KEDMA, INC., a New Jersey corporation (the “Corporate Guarantor” and, together with the “Individual Guarantors” collectively referred to herein as “Guarantors”) for purposes of this Agreement all having an address at 207 Carey Street, Lakewood, New Jersey 08701 (singly by name, and collectively, “Guarantors”);

BARRY HERTZ, TRACK DATA CORPORATION, a Delaware corporation, SILVER POLISH, LLC, a New Jersey limited liability company, and ISAAC GENUTH, for purposes of this Agreement having an address c/o Steven Pfeffer, Esq., 2105 West County Line Road, Jackson, New Jersey 08527 (jointly and severally, singly by name, and collectively, “Assignees”)

The Facts

WHEREAS, Borrower is justly indebted to Lender in the principal amount of $22,029,000.00 (the “Loan”) pursuant to two promissory notes executed by Borrower, the first being a promissory note dated April 4, 2005 in the principal amount of $20,943,147.00 (“Note I”), and the second being a promissory note entitled Letter of Credit Reimbursement Note, dated April 4, 2005 in the principal amount of $1,085,853.00 (“Note II”); and

WHEREAS, Note I has an unpaid principal balance as of April 1, 2009 of $12,887,657.60 exclusive of interest, late fees, fees and costs due Lender (the “Note I Underlying Indebtedness”); and

WHEREAS, Note II serves as evidence of the Borrower’s obligation to pay Lender up to $542,927.00 in the event the Township of Lakewood (“Beneficiary”) draws down upon a certain Amended LC (herein defined) prior to its expiration date of April 4, 2010 (the “Note II Underlying Indebtedness”); and

WHEREAS, the Note I Underlying Indebtedness and the Note II Underlying Indebtedness are collectively referred to herein as the “Underlying Indebtedness”); and

WHEREAS, Note I and Note II (collectively, the “Notes”) are secured by a certain Mortgage made by Borrower in favor of Lender dated April 4, 2005 and recorded in the Ocean County Clerk’s Office on April 11, 2005 in MB 12558 at Page 29 et seq. (the “Mortgage”) which Mortgage continues to encumber all of the real property described therein including, but not limited to, Borrower’s rights in and to the common areas, unimproved streets and rights of way, together with all other appurtenances and hereditaments located within and related to that certain subdivision located in the Township of Lakewood, New Jersey commonly known as Sterling Place (collectively, the “Mortgaged Premises” or “Mortgaged Property”); and

WHEREAS, The Individual Guarantors and Corporate Guarantor executed guaranties of payment in favor of Lender dated April 4, 2005 (collectively, the “Guaranties”) guaranteeing payment in full of all sums due Lender under the Notes, Mortgage, Modification Agreement (hereinafter defined), and the other documents executed by Borrower and/or Guarantors in favor of Lender in connection with the Loan (such Notes, Mortgage, Mortgage Modification and other documents being collectively, the “Loan Documents”); and

WHEREAS, To better secure the Guaranties, the Guarantors executed and delivered to Lender a second mortgage and security agreement which was recorded in the Ocean County Clerk’s Office on July 27, 2007 in Mortgage Book 13726 at page 157 et seq. (the “Second Mortgage”) which Second Mortgage encumbers, among other properties, twenty-four (24) condominium units owned by Individual Guarantors located in the Township of Lakewood, Ocean County, New Jersey (the “Condo Units”); and

WHEREAS, Yomah and the Guarantors executed in favor of Lender a Modification and Extension Agreement dated July 26, 2007, which was recorded in the Ocean County Clerk’s Office on July 27, 2007, in MB 13726 at page 0176 et seq. (Modification Agreement”); and

WHEREAS, At Borrower’s request, Lender issued an Irrevocable Standby Letter of Credit dated April 4, 2005 in favor of the Beneficiary in the face amount of $1,085,853.00 bearing No. 3844 (the “Original LC”); and

WHEREAS, By resolution dated December 13, 2007, the Beneficiary agreed to reduce the face amount of the Original LC to $542,927.00, and on July 8, 2008, Lender issued an amendment to the Original LC entitled Amendment #1 to Irrevocable Standby Letter of Credit No. 3844 reducing the face amount of the Original LC from $1,085,853.00 to $542,927.00 (the “Amended LC”) which Amended LC was accepted by the Beneficiary on July 17, 2008; and

WHEREAS, The Amended LC expires pursuant to its terms on April 4, 2010. The Amended LC has not been drawn upon as of the date hereof; and

WHEREAS, Borrower acknowledges the accuracy of the Underlying Debt and Borrower’s obligation to pay same to Lender’ and

WHEREAS, Borrower acknowledges that it has defaulted on the Notes and the Guarantors acknowledge that they have defaulted on their respective Guaranties and that said events of default continue through the date hereof; and

WHEREAS, By virtue of Borrower’s and Guarantors’ aforementioned defaults, Lender has instituted a foreclosure action against Yomah, Inc. et als. in the Superior Court, Chancery Division, Ocean County (the “Court”), bearing Docket No. F25192-08 (the “Yomah Foreclosure Action”) seeking to foreclose upon those lots in Sterling Place which continue to be encumbered by the Mortgage; and

WHEREAS, in consideration of payment to Lender of the sums referenced below, (i) Assignees desire to acquire from Lender an assignment without representations, warranties or recourse of all of Lender’s rights in and to the Yomah Foreclosure Action and in and to the loan documents referred to therein related to the Sterling Place property (collectively, the “Yomah Loan Documents”), except Assignees do not desire to take an assignment of any corporate or personal guarantees executed by the Guarantors in favor of Lender, inclusive of those Guaranties executed by Borrower and Guarantors in favor of Lender with respect to the Second Mortgage encumbering the Condo Units, and (ii) Lender desires to assign all of such rights under the terms and conditions set forth herein; and

WHEREAS, Borrower, Guarantors and Assignees have jointly proposed a settlement arrangement to Lender for its consideration; and

WHEREAS, Borrower, Guarantors and Assignees have advised Lender that they have entered into separate agreement(s) by, between and among themselves with respect to the subject matter of this Agreement (the “Other Agreements”); and

WHEREAS, Borrower, Guarantors and Assignee acknowledge and confirm that Lender is not a party to any of the Other Agreements nor privy to the contents of same and further, that none of said parties have entered into any separate or side agreement, written or oral, with Lender regarding the subject matter of this Agreement.

NOW THEREFORE, in consideration of the sum of Ten and 00/100 ($10.00) Dollars and other good and valuable consideration, and in further consideration of the mutual promises and covenants made by the Parties set forth herein, the Parties agree as follows:

1. (A) So long as the Borrower, Guarantors and Assignees perform their respective duties and obligations set forth herein and are free from default hereunder, Lender agrees to forbear from issuing execution or seeking the appointment of a receiver or becoming mortgagee in possession concerning the Mortgaged Property or under the Yomah Foreclosure Action, except as otherwise permitted in Section 4 of this Agreement. In consideration therefor, and of the Lender’s conditional agreement to accept a discounted price for the assignment of the Loan, and with Borrower’s and Guarantors’ full knowledge, approval and consent, Assignees shall pay to Lender the Loan purchase sum of EIGHT MILLION EIGHT HUNDRED THOUSAND AND 00/100 ($8,800,000.00) (the “Settlement Sum”) in the manner provided in Section 2 of this Agreement which Settlement Sum Borrower, Guarantors and Assignees acknowledge represents a substantial discount of the Underlying Indebtedness due Lender. In addition to payment of the Settlement Sum to Lender, Assignees also agree to “replace” (which term shall include a payment to the Lender in the form of bank or certified check in the amount of $542,927 and, if such Amended LC is sooner drawn upon by its beneficiary, Township of Lakewood, then, to the extent such draft is honored, “replace” shall also include the reimbursement of Lender for the amount of such honored drafts) the Amended LC prior to June 15, 2009, TIME BEING OF THE ESSENCE, unless that deadline is extended as permitted pursuant to Section 2(d) herein, of if the Amended LC is drawn upon by the Beneficiary prior to the “Amended LC Payment Deadline” or the “Extended Amended LC Payment Deadline” (as those terms are defined in Section 2(d) herein), in which case Assignees shall pay the Lender the sum of $542,927 within twenty- four hours of notice by Lender to the Assignees that the Amended LC has been drawn upon, TIME BEING OF THE ESSENCE.

(B) Upon (a) full payment of the Settlement Sum, and (b) replacement of the Amended LC, whichever event is last to occur, and only then, shall Lender be obligated to assign to Assignees, without representations, warranties or recourse, all of the Lender’s then right, title and interest in and to the existing Yomah Foreclosure Action and the Loan Documents (specifically excluding from such assignment (i) The Guaranties (ii) Lender’s rights against the Guarantors pursuant to their respective Guaranties, (iii) the Second Mortgage and (iv) Lender’s rights and remedies against the properties encumbered by the Second Mortgage). So long as there is no default hereunder by the Borrower, Guarantors and/or Assignees, then, pending final payment of the Settlement Sum and replacement of the Amended LC as herein provided, and provided Borrower, Guarantors or Assignees have not defaulted on this Agreement, Lender agrees, at Borrower’s, Guarantors’ and Assignees’ request, not to issue execution to enforce the foreclosure judgment against Borrower and/or Guarantors and/or the Mortgaged Property in the Yomah Foreclosure Action but may obtain a Final Judgment against the named defendants in said Yomah Foreclosure Action. No provision in this Agreement shall limit or is intended to limit or prevent Lender from enforcing its rights and pursuing its remedies against any of the Guarantors under their respective Guaranties or under the Second Mortgage encumbering the Condo Units. Additionally, Borrower and Assignees agree that they shall not, singly and/or collectively, interfere with Lender’s rights to foreclose upon the Condo Units or pursue any other right Lender possesses under the Guaranties, the Second Mortgage, or by virtue of law including, but not limited to, Lender’s right to have a rent receiver appointed for the Condo Units.

2. The Settlement Sum shall be paid to the Lender by the Assignees as follows:

(a) Upon execution of this Agreement by Borrower, Guarantors and Assignees, the Assignees shall pay to Lender the sum of $500,000.00 representing a “good faith” deposit (the “Initial Deposit”). Once this Agreement is executed by Borrower, Guarantors and Assignees and delivered to Lender, their agreement herewith shall be irrevocable for a period of twenty-one (21) days from the date Lender receives same to afford the Lender a power of acceptance hereof to be manifest by the Lender countersigning same within the twenty-one (21) day interval. The Initial Deposit shall be in the form of a bank or certified check payable to the Lender, or by federal wire transfer as Lender may instruct. In the event Lender does not approve of the terms of this Agreement and fails to sign same within twenty-one (21) days following its full execution by Borrower, Guarantors and Assignee, this Agreement shall automatically cease and terminate and be of no force and effect and the Initial Deposit shall be returned to Assignees whereupon Lender shall be free to enforce the Loan, including, without limitation, resuming the prosecution of the Yomah Foreclosure. However, once Lender signs this Agreement and transmits a copy of same to Abraham Penzer, Esq. and Steven Pfeffer, Esq. (“Date of Delivery”) in accordance with the provisions of Section 16 herein, the Initial Deposit shall thereupon become the Lender’s property and shall become non-refundable to Assignees (the “Non-Refundable Initial Deposit”).

(b) Within three (3) business days following the Date of Delivery, TIME BEING OF THE ESSENCE, Assignees shall pay to Lender the additional sum of $4,500,000.00 (the “Additional Deposit”) by federal wire transfer to Lender’s account as Lender may instruct and thereupon the Additional Deposit shall become the Lender’s property and be non-refundable (the “Non-Refundable Additional Deposit”). The Non-Refundable Initial Deposit and the Non-Refundable Additional Deposit are sometimes collectively referred to herein as the “Non-Refundable Deposits”.

(c) In the event the Non-Refundable Additional Deposit is not timely paid to Lender as herein provided, this Agreement shall be null and void and Lender shall retain the Non-Refundable Initial Deposit and may proceed to enforce the Loan, including, without limitation, prosecuting the Yomah Foreclosure Action. In such an event, Borrower, Guarantors and Assignees acknowledge that the Non-Refundable Initial Deposit shall not be applied to reduce the principal balance, interest, fees or costs due Lender under the Notes or any of the Loan Documents but, rather, shall serve as agreed liquidated damages for Assignees’ failure to consummate the transaction as contemplated herein which sum Borrower, Guarantors and Assignees agree represents fair and reasonable damages for Assignees’ failure to pay the Additional Deposit since it is extremely difficult with any degree of accuracy to measure the actual damages Lender would incur if the Borrower, Guarantors and/or Assignees default hereunder.

(d) Simultaneously with the payment of the Additional Deposit, the Assignees shall execute in favor of Lender a promissory note (“Assignees’ Note”) as evidence and not in payment of the balance, which Assignees’ Note shall be in the form annexed and in the principal sum of $4,342,927 (which sum includes the balance of the Settlement Amount ($3,800,000) plus the amount of the Amended LC ($542,927)). The Assignees’ Note shall provide that by June 15, 2009, TIME BEING OF THE ESSENCE, (the “Amended LC Payment Deadline”) Assignees shall reduce the principal amount of the Note by the principal sum of $542,927 which shall be paid to Lender in the form of a certified check, bank check, or federal wire transfer as Lender may instruct. In the event Assignees fail to reduce the Assignees’ Note in the amount of $542,927 by the Amended LC Payment Deadline, Assignees shall be in default hereunder and the provisions of Section 6 of this Agreement shall be applicable and controlling. The Assignees’ Note shall also provide that Assignees shall be permitted to extend the Amended LC Payment Deadline until July 15, 2009, TIME BEING OF THE ESSENCE (the “Extended Amended LC Payment Deadline”), provided no later than May 1, 2009, or ten (10) days following the date the Lender executes this Agreement, whichever event is later to occur, TIME BEING OF THE ESSENCE as to all such dates, assuming the Beneficiary has not drawn upon the Amended LC by said date, Assignees post with the Beneficiary a Replacement LC and request in writing that the Beneficiary accept same in substitution of the Amended LC.

A copy of the written request shall be delivered to the Lender at the same time it is delivered to the Beneficiary. In the event the Beneficiary has not accepted the Replacement LC by the Extended Amended LC Replacement Deadline, Assignees shall pay Lender the sum of $542,927 within two business days thereafter, TIME BEING OF THE ESSENCE, which payment shall be applied toward reducing the outstanding principal balance of the Assignee’s Note and in the event Assignees fail to reduce the Note in the amount of $542,927 as herein provided, Assignees shall be in default hereunder and the provisions of Section 6 of this Agreement shall be applicable and controlling. The Assignees’ Note shall have a term of six (6) months and be payable in full upon the expiration thereof (the “Maturity Date”). Assignees shall have the right to make prepayments on the Assignees’ Note at any time prior to the Maturity Date without penalty. Interest shall be payable upon the Note’s maturity date, whether at stated maturity or by acceleration, and accrue on the principal sum of the Assignees’ Note at the annual rate of ten percent(10.00%). However, Lender agrees to waive the interest due on the Assignee’s Note if, and only if, the full principal sum due Lender is paid in full on or before the Maturity Date. In the event that the Assignee’s Note is not paid on the Maturity Date, whether by virtue of the stated maturity or by acceleration, then such interest from the date of the Assignee’s Note shall be due upon Lender’s demand and shall continue to accrue until the Assignee’s Note is paid in full.

3. Provided the total of $5,000,000 in such Non-Refundable Deposits has been timely paid to Lender without default or offset as required in Sections 2(a) and 2(b) above, and Assignees have executed and delivered to Lender the Assignee’s Note as set forth in Section 2(d) above, and provided further that the Borrower, Guarantors and/or Assignees are not in default under this Agreement, then, in that event, pending the Maturity Date set forth in the Assignee’s Note and subject to the following provisions and protocols and upon the written request of Borrower (or a legal representative of Assignee if Borrower has theretofore conveyed title to Assignees pursuant to Section 5 of this Agreement), the Lender agrees to execute and deliver releases of individual Sterling Place dwelling units and respective lots from the lien of the Mortgage (each release so requested is referred to herein as a “Unit Release”) in consideration of payment to the Lender of the fixed sum of $275,000 each (the “Unit Release Fee”). Each Unit Release Fee shall be applied both toward the principal balance due Lender under the Assignee’s Note referenced in Section 2(d) above, which represents the deferred portion of the Settlement Sum discounted purchase price for the Loan and replacement of the Amended LC. Lender shall also credit the undiscounted Loan principal balance (now $12,887,657.60) in the same Unit Release Fee amount. Lender shall not be obligated to execute Unit Releases if the Assignee’s Note has not been paid in full by the Maturity Date. The required protocol to secure a Unit Release from Lender shall be as follows, viz., there shall be delivered to Lender (a) a duly acknowledged affidavit signed by Borrower (or a legal representative of Assignee if Borrower has theretofore conveyed title to Assignees pursuant to Section 5 of this Agreement) certifying that the contract of sale, a full and complete copy of which shall be attached, for the unit/lot sought to be released has been signed by the Borrower (or a legal representative of Assignee if Borrower has theretofore conveyed title to Assignees pursuant to Section 5 of this Agreement) and an unrelated third party bona-fide purchaser (“Purchaser”), and (b) a HUD Settlement Statement in a form acceptable to Borrower (or Assignee, as the case may be) and the Purchaser for such unit as evidenced by a writing to that effect from the Purchaser’s legal counsel addressed to Lender.

LENDER SHALL HAVE ABSOLUTELY NO OBLIGATION TO TERMINATE THE GUARANTORS’ GUARANTIES OR MAKE ANY ASSIGNMENT TO ASSIGNEES OF THE YOMAH FORECLOSURE ACTION AND/OR THE LOAN DOCUMENTS REFERENCED THEREIN PERTAINING TO THE STERLING PLACE PROPERTY UNLESS AND UNTIL (A) LENDER HAS TIMELY RECEIVED THE $8,800,000.00 DUE LENDER PURSUANT TO SECTIONS 2(a) AND 2(b) HEREIN AND (B) THE ASSIGNEES’ NOTE REFERENCED IN SECTION 2(d) HEREIN HAS BEEN PAID IN FULL AND (C) EITHER THE ENTIRE AMENDED LC HAS BEEN REPLACED (AND ACCEPTED BY THE BENEFICIARY), OR THE LENDER HAS BEEN PAID THE FACE AMOUNT OF THE AMENDED LC. UNDER NO CIRCUMSTANCES SHALL LENDER HAVE ANY OBLIGATION TO RENEW THE AMENDED LC BEYOND THE DATE THE AMENDED LC IS TO EXPIRE.

4           Withdrawal of Contesting Answers. Within five (5) business days following Lender’s receipt of the Additional Deposit, TIME BEING OF THE ESSENCE, Borrower and Guarantors shall file with the New Jersey Superior Court in the Yomah Foreclosure Action a stipulation irrevocably withdrawing Borrower’s and Guarantors’ contesting answers. In addition, within the same time period, Assignees shall cause David Frankel and Rivka Frankel (collectively, the “Frankels”), additional named defendants in the Yomah Foreclosure Action, to also file a stipulation with the Superior Court withdrawing their contesting answer filed with the Court on October 27, 2008 so that, by the end of the fifth business day there shall not be any contesting answers in the Yomah Foreclosure Action thus allowing the Yomah Foreclosure Action to proceed as an uncontested foreclosure to the Foreclosure Unit of the Superior Court in Trenton, New Jersey, and affording Lender the right to apply to the Superior Court for a final judgment of foreclosure without contest or challenge by Borrower, Guarantors, Assignees or the Frankels.. In the event Borrower, Guarantors and Assignees fail to timely comply with the requirements set forth above, or in the event Borrower, Guarantors, Assignees or the Frankels shall contest Lender’s application for a final judgment in the Yomah Foreclosure Action, same shall constitute an event of default hereunder and the provisions of Section 6 of this Agreement shall be applicable and controlling.

5           No Conveyance of Mortgaged Premises Prior to Payment of Certain Sums Due Lender. Notwithstanding anything to the contrary herein provided, Borrower shall neither directly nor indirectly convey to Assignees or their assigns or affiliates, and Assignees shall not accept from Borrower, a conveyance of title (“Deed”) to any portion of the Mortgaged Premises until such time as Lender has been paid the Non-Refundable Deposits and Assignees shall have executed and delivered to Lender the Assignee’s Note, and the conditions set forth in Section 4 herein have been fully satisfied. The Deed shall be expressly subject to the Mortgage held by Lender encumbering the Mortgaged Premises and to this Agreement and shall contain the following recital:

“This conveyance is expressly made subject to (a) the lien of a certain mortgage dated April 4, 2005 (“Mortgage”) executed by Grantor in favor of Sovereign Bank given to secure Grantor’s obligation to Sovereign Bank in the principal amount of $22,029,000 which Mortgage was recorded in the Ocean County Clerk’s Office on April 11, 2005 in Mortgage Book 12558 at page 29, and (b)is expressly subject to the terms and conditions of that certain Agreement dated April ___, 2009 between Lender, Grantor, Sheila Rottenberg, Aharon Rottenberg, Kedma, Inc., Barry Hertz, Track Data Corporation, Silver Polish, LLC and Isaac Genuth, the terms of which are incorporated herein by reference and made a part hereof.”

Lender shall be provided with a copy of the Deed immediately following the date it is recorded and returned to Assignees. A violation of the terms of this Section 5 of the Agreement shall constitute an event of default hereunder and the terms of Section 6 herein shall be applicable and control.

6. Additional Events of Default and Additional Remedies.

(A)           In addition to any other event of default expressly provided in this Agreement or any other remedy permitted herein, the term “event of default” or “default” as used in this Agreement shall also mean the occurrence of any one or more of the following events:

(i)           Any representation or warranty made by the Borrower, Guarantors and/or Assignees in this Agreement or in any other writing given to the Lender in connection herewith shall prove to have been false, incorrect or misleading in any substantial and material respect on the date as of which made; or

(ii)           The Borrower, Guarantors or Assignees shall have failed to make to the Lender any monetary payment due under the Assignees’ Note or herein by any due date set forth therein or herein for said payment; or

(iii)           Borrower, Guarantors and/or Assignees shall have failed to duly observe or perform any non-monetary covenant, condition or agreement set forth in the Assignees’ Note and/or this Agreement and such default shall have remained uncured for a period of ten (10) days after written notice thereof to the Borrower, Guarantors and Assignees; or

(iv)           The Borrower shall have failed to comply with any law, ordinance, order, rule or regulation of any governmental authority having jurisdiction over the Mortgaged Property or shall have failed to remove any work condemned by any of the said governmental authorities or prohibited by law, unless contested by the Borrower, Guarantors and/or Assignees in good faith pursuant to appropriate proceedings and such default shall have remained uncured for a period of thirty (30) days after written notice thereof to the Borrower by the Lender; or

(v)           A construction lien or any other lien or encumbrance shall have been filed against the Mortgaged Property and the Borrower, Guarantors and/or Assignees shall have failed to procure within thirty (30) days after the same is filed, a cancellation of said lien or a discharge thereof, in the manner and form provided by law, or a bond against said lien or encumbrance, in form and amount satisfactory to the Lender; or

(vi)           If the Borrower, Guarantors and/or Assignees do not permit a representative of the Lender the right to enter upon the Mortgaged Property to inspect the improvements thereon at a reasonable time, provided that the Lender’s inspection shall not interfere with the normal business operations of any tenant occupying space in the improvements; or

(vii)           The Borrower, and/or any of the Guarantors and/or any of the Assignees shall have applied for or consented to the appointment of a custodian, receiver, trustee or liquidator of all or a substantial part of their respective assets; a custodian shall have been appointed with or without consent of the Borrower, and/or the Guarantors and/or Assignees and shall not have been dismissed for a period of thirty (30 consecutive days; the Assignees shall generally not be paying their respective debts as they become due; the Borrower, and/or the Guarantors and/or the Assignees shall have made a general assignment for the benefit of their respective creditors; the Borrower, and/or the Guarantors and/or Assignees shall have filed a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with their respective creditors, or shall have taken advantage of any insolvency law, or shall have filed an answer admitting the material allegations of a petition in bankruptcy, reorganization or insolvency proceeding; or a petition in bankruptcy shall have been filed against the Borrower, and/or the Guarantors and/or the Assignees or if an Order for Relief has been entered under the Bankruptcy Code and shall not have been dismissed for a period of thirty (30) consecutive days; or an order, judgment or decree shall have been entered without the application, approval or consent of the Borrower, and/or the Guarantors and/or the Assignees by any court of competent jurisdiction appointing a receiver, trustee, custodian or liquidator of the Borrower, and/or the Guarantors and/or the Assignees of a substantial part of their respective assets and such order, judgment or decree shall have continued unstayed and in effect for any period of thirty (30) consecutive days; or

(viii)           The Borrower, Guarantors or Assignees shall have caused or permitted a security interest, perfected or otherwise, other than the security interest specifically provided for or permitted under the Loan Documents and not removed within thirty (30) days, or shall have failed to take any action reasonably requested by the Lender to perfect or protect the security interest provided for herein; or

(ix)           Any individual Assignee shall die and/or the Track Data Corporation shall have reorganized, disbanded, dissolved or merged, voluntarily or involuntarily and the Assignees’ Note is not paid in full within five (5) days following any such event; or

(x)           Except for a transfer of a “Unit” in accordance with the provisions of Section 3 herein for conveyance of the Deed referred to in Section 5 in conformity with the provisions thereof, Borrower, Guarantors and/or Assignees shall have transferred, or caused to have been transferred, title to or possession of any interest in any portion of the Mortgaged Property, or any part thereof, to any person or entity, without the prior express written consent of the Lender, whether such transfer is done voluntarily, involuntarily or by operation of law.

(xi)           The Assignees, Borrower or Guarantors or their agents commit waste concerning the Mortgaged Property.

(xii)           The Assignees, Borrower or Guarantors or their agents construct or complete the dwelling houses on the Mortgaged Property in other than a good and workmanlike manner or fail to comply with all applicable governmental regulations.

(xiii)           The Assignees, Borrower or Guarantors or their agents fail to demonstrate to the Lender that it is insured as a mortgagee under policies of hazard insurance including builders risk coverage satisfactory in form, amount and issuer to Lender concerning the improvements on the Mortgaged Property.

(B).           Remedies.

(i)           Upon the occurrence of an event of default by the Borrower, Guarantor and/or Assignees under any provision of the Assignee’s Note and/or this Agreement beyond any applicable notice and cure period, any obligation of the Lender to assign the Loan, the Yomah Foreclosure Action, or the Loan Documents and any obligation of the Lender to accept a reduced or discounted payment on account of any of the Loan obligations and any obligation of the Lender to forbear from enforcing the Loan obligations against any person or property interest shall become null and void and of no further effect but the Lender (a) shall cause to be applied all payments made by Assignees to Lender pursuant to this Agreement, except for any sums retained by Lender as agreed liquidated damages pursuant to Section 2(c) herein, as a credit against the Underlying Debt including, without limitation, the Borrower’s reimbursement obligations concerning the Amended LC or any renewal thereof, such allocation among the Underlying Debt’s various components to be in the Lender’s sole and unfettered discretion, and (b) may proceed to enforce the Loan including, without limitation, the Yomah Foreclosure Action in accordance with the applicable law.

(ii)           Upon the occurrence and during the continuance of an event of default, the Lender, may take any of the remedies otherwise available to it under the Loan Documents and/or as a matter of law or equity.

7.           Continuing Liability. Notwithstanding anything to the contrary provided herein or in any of the Loan Documents, Borrower’s liability and obligations to Lender for payment of the balance of the Underlying Debt and Guarantors’ joint and several obligations to Lender under their respective Guaranties, shall continue and not be diminished or affected until such time as the Assignee has fully performed its obligations hereunder. Any other provision of this Agreement to the contrary notwithstanding, the Lender may, but shall not be obligated to, enforce its rights, powers, privileges and immunities concerning the Loan, any collateral security or supporting obligations which it deems proper to protect the rights planned to be assigned to Assignees.

8.           Disclaimers By Lender. Agreement to Indemnify. Except as expressly set forth herein, it is understood and agreed that Lender has not at any time made and is not now making, and it specifically disclaims, any warranties or representations of any kind or character, express or implied, with respect to the terms, conditions and provisions set forth in the Loan Documents and/or the Mortgaged Property, including, but not limited to, warranties or representations as to (i) matters of title, (ii) environmental matters relating to the any such Mortgaged Property or any portion thereof, including, without limitation, the presence of Hazardous Materials in, on, under or in the vicinity of the Mortgaged Property, (iii) geological conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, limitations regarding the withdrawal of water, and geologic faults and the resulting damage of past and/or future faulting, (iv) whether, and to the extent to which the Mortgaged Property or any portion thereof is affected by any stream (surface or underground), body of water, wetlands, flood prone area, flood plain, floodway or special flood hazard, (v) drainage, (vi) soil conditions, including the existence of instability, past soil repairs, soil additions or conditions of soil fill, or susceptibility to landslides, or the sufficiency of any undershoring, (vii) the presence of endangered species or any environmentally sensitive or protected areas, (viii) zoning or building entitlements to which the Mortgaged Property or any portion thereof may be subject, (ix) the availability of any utilities to the Mortgaged Property or any portion thereof including, without limitation, water, sewage, gas and electric, (x) usages of adjoining property, (xi) access to the Mortgaged Property or any portion thereof, (xii) the value, compliance with the plans and specifications, size, location, age, use, design, quality, description, suitability, structural integrity, operation, title to, or physical or financial condition of the Mortgaged Property or any portion thereof, or any income, expenses, charges, liens, encumbrances, rights or claims on or affecting or pertaining to the Mortgaged Property or any part thereof, (xiii) the condition or use of the Mortgaged Property or compliance of the Mortgaged Property with any or all past, present or future federal, state or local ordinances, rules, regulations or laws, building, fire or zoning ordinances, codes or other similar laws, (xiv) the existence or non-existence of underground storage tanks, surface impoundments, or landfills, (xv) the merchantability of the Mortgaged Property or fitness of the Mortgaged Property for any particular purpose, (xvi) the truth, accuracy or completeness of the Loan Documents, (xvii) tax consequences, or (xviii) any other matter or thing with respect to the Loan Documents and/or the Mortgaged Property.

Except as expressly set forth herein, Borrower, Guarantors, and Assignees have not relied upon, and will not rely on, and Lender has not made and is not liable for or bound by, any express or implied warranties, guarantees, statements, representations or information pertaining to the Mortgaged Property or, Loan Documents or any other matter or document relating thereto made or furnished by Lender or any agent or third party representing or purporting to represent Lender, to whomever made or given, directly or indirectly, orally or in writing. Borrower, Guarantors and Assignees represent that they are knowledgeable, experienced and sophisticated real estate and business savvy entities and that they are relying solely on their own expertise and that of their respective consultants in entering into this Agreement.

Borrower and Guarantors and Assignees agree to indemnify and hold Lender, Lender’s officers, agents, employees and professionals harmless of and from any and all liabilities, claims, demands and expenses of any kind or nature related to the ownership, maintenance or operation of any of the Mortgaged Property whether arising or accruing before or after the date the Amended LC is replaced and terminated by Lender. The indemnification herein provided shall extend to court costs and expenses and fees paid by Lender to any attorneys, accountants or other professionals. This provision shall survive replacement of the Amended LC and cancellation thereof by Lender. This indemnification shall survive the termination of this Agreement.

9.           Lender Released from Liability. As further inducement to Lender to execute this Agreement, Borrower, Guarantors and Assignees hereby FOREVER RELEASE AND DISCHARGE Lender from any and all responsibility and liability, including without limitation, liabilities generally regarded as “lender liability claims”, claims which could or may arise under the loan commitments made by Lender to Borrower, claims which could or may arise under the Yomah Foreclosure Action and under any provision of the Loan Documents referenced therein, claims arising against Lender by any purchaser of any unit/lot in Sterling Place subdivision, or claims which could or may arise under the Comprehensive Environmental Response, Compensation and Liability Act Of 1980 (42 U.S.C. Sections 9601 et seq.), as amended (“CERCLA”), regarding the condition (including the presence in the soil, air, structures and surface and subsurface waters, of Hazardous Materials (as defined by law in New Jersey) or other materials or substances that have been or may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from the Mortgaged Property under current or future federal, state and local laws, regulations or guidelines), valuation, salability or utility of the Mortgaged Property, or its suitability for any purpose whatsoever. Borrower, Guarantors and Assignees further hereby WAIVE (and by signing the Agreement will be deemed to have waived) any and all objections to or complaints regarding (including, but not limited to, federal, state and common law based actions), or any private right of action under, state and federal law to which the Mortgaged Property and/or Loan Documents is, are, or may be subject. The releases provided herein shall survive the termination of this Agreement.

10.           Parties Bound; No Assignment. This Agreement, and the terms, covenants, and conditions herein contained, shall inure to the benefit of and be binding upon the heirs, personal representatives, successors, and assigns of each of the parties hereto. Borrower, Guarantors and Assignees shall not assign their rights or delegate their duties under this Agreement unless specifically allowed herein or unless Lender has consented to such an assignment in writing, which consent shall be in the Lender’s sole and unfettered discretion. Any assignment or delegation in derogation of this provision shall be void and constitute an event of default hereunder in which case the provisions of Section 6 of this Agreement shall be applicable and controlling.

11.           Headings. The article, section, subsection, paragraph and/or other headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

12.           Invalidity and Waiver. If any portion of this Agreement is held invalid or inoperative, then it alone shall be held for naught so far as is reasonable in light of the benefit of the parties’ bargain and the remainder of this Agreement shall be deemed valid and operative, and, to the greatest extent legally possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such party’s right to enforce against the other party the same or any other such term or provision in the future. Nothing contained in this Agreement is intended to serve as a waiver of Lender’s rights to proceed against Borrower and/or Guarantors prior to Lender(a) receiving $8,800,000, and (b) having the Amended LC replaced, or the face amount thereof paid to the Lender as herein provided.

13.           Governing Law. This Agreement shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the State of New Jersey without regard to conflicts of law principles.

14.           Entirety and Amendments. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the sale of the Loan or the Mortgaged Property, the Yomah Foreclosure Action, and/or assignment of the Yomah Loan Documents referenced therein. This Agreement may be amended, modified, waived or supplemented only by an instrument in writing executed by the party against whom enforcement is sought. Any other purported amendment, modification, waiver or supplement shall be deemed a nullity.

15.           Time. Time is of the essence in the performance of this Agreement unless otherwise agreed in a writing signed by the Lender, Borrower, Guarantors and Assignees.

16.           Notices. All notices required or permitted hereunder shall be in writing and shall be served only upon Abraham Penzer, Esq. and Steven Pfeffer, Esq., the legal representatives of the Parties (except Lender). Notices to Abraham Penzer, Esq., shall be addressed to him at his office located at 1203 Madison Avenue, Lakewood, New Jersey 08701 and notices to Steven Pfeffer, Esq. shall be addressed to him at his office, Levin, Shea and Pfeffer, PA 2105 West County Line Road, Jackson, New Jersey 08527. Any such notices shall, unless otherwise provided herein, be given or served (i) by depositing the same in the United States mail, postage paid, certified and addressed to the legal representative of the party to be notified, with return receipt requested, (ii) by overnight delivery using a nationally recognized overnight courier, (iii) by personal delivery, or (iv) by facsimile, evidenced by confirmed receipt. Notice deposited in the mail in the manner hereinabove described shall be effective on the third (3rd) business day after such deposit. Notice given in any other manner shall be effective only if and when received by the legal representative of a party to be notified between the hours of 8:00 a.m. and 5:00 p.m. of any business day with delivery made after such hours to be deemed received the following business day. The address of a party’s legal representative may be changed by written notice to the other party’s legal representative; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice.

17.           Authority. Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and agree that the normal rule of construction - to the effect that any ambiguities are to be resolved against the drafting party - shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto. Borrower, Kedma, Inc. and Track Data Corporation represent to Lender that all of the necessary corporate action required in order to authorize their execution of this Agreement has been taken and authorized and their signatures below serve to bind said Parties to the terms of this Agreement.

18.           Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Encumbered Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. The last day of any period of time described herein shall be deemed to end at 5:00 p.m. local time in New Jersey. For purposes of this Agreement the term “business days” shall not include April 8, 2009, through and including April 18, 2009.

19.           Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement.

20.           No Recordation. Without the prior written consent of Lender which may withheld for any reason or no reason, there shall be no recordation of either this Agreement or any memorandum hereof, or any affidavit pertaining hereto, and any such recordation of this Agreement or memorandum without the prior written consent of Lender shall be deemed an event of default hereunder in which event the provisions of Section 6 of this Agreement shall be applicable and controlling.

21.           No Third Party Beneficiary. No third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered by Lender to Assignees pursuant to this Agreement.

22.           No Affect on Other Litigation. Nothing contained herein shall have any affect or impact in and upon a certain lawsuit Lender currently maintains against the Individual Guarantors, et als. pending in the Superior Court of New Jersey, Chancery Division, Ocean County, bearing Docket No. F-4789-08 (the “Rottenberg Foreclosure Action”) which Rottenberg Foreclosure Action seeks to foreclose upon certain condominium units owned by the Individual Guarantors and encumbered by that certain Mortgage and Security Agreement dated July 26, 2007 recorded in the Ocean County Clerk’s Office on July 27, 2007, in MB 13726 at Page 0157 et seq.. Lender agrees that if, and only if, the sum of $8,800,000 is finally and timely paid to Lender, and if, and only if, the Amended LC has been timely replaced or, in lieu thereof if, and only if, Lender has been timely paid the sum of $542,927, all as herein more fully provided, then Lender shall not seek thereafter to enforce any foreclosure judgment against Borrower or Guarantors in the Yomah Foreclosure Action or in the Rottenberg Foreclosure Action for the shortfall between the Settlement Sum ($8,800,000) and the Note I Underlying Indebtedness ($12,887,657.60), provided, however, nothing set forth herein shall serve to limit or prevent Lender from pursuing all of its rights and remedies against the Guarantors for all sums due Lender under the “Rottenberg Note” and “Rottenberg Mortgage” which terms are defined in the Complaint in Foreclosure in the Rottenberg Foreclosure Action.

(signatures appear on the following page)

IN WITNESS WHEREOF, the undersigned have signed this Agreement on the dates set forth to the left of their respective signatures.

Date
LENDER:

SOVEREIGN BANK

5/4/2009	By:	/s/ CHRISTOPHER TONKOVICH
CHRISTOPHER TONKOVICH

BORROWER:

YOMAH, INC.

4/29/2009	By:	/s/ SHEILA ROTTENBERG
SHEILA ROTTENBERG

INDIVIDUAL GUARANTORS:

/s/ AHARON ROTTENBERG
4/29/2009	AHARON ROTTENBERG

/s/ SHEILA ROTTENBERG
4/29/2009	SHEILA ROTTENBERG

CORPORATE GAURANTOR:

KEDMA INC.

4/29/2009	By:	/s/ AHARON ROTTENBERG
AHARON ROTTENBERG

ASSIGNEES:

TRACK DATA CORPORATION

4/29/2009	By:	/S/ MARTIN KAYE
MARTIN KAYE, CHIEF EXECUTIVE OFFICER

/s/ ISAAC GENUTH
4/29/2009	ISAAC GENUTH

/s/ BARRY HERTZ
4/29/2009	BARRY HERTZ

SILVER POLISH, LLC

/s/ BARRY HERTZ
4/29/2009	BARRY HERTZ, Manager